SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2012

CURTISS-WRIGHT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-134	13-0612970

State or Other Jurisdiction of Incorporation or Organization	Commission File Number	IRS Employer Identification No.

10 Waterview Boulevard
Parsippany, New Jersey	07054

Address of Principal Executive Offices     Zip Code

Registrant’s telephone number, including area code: (973) 541-3700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

          On March 20, 2012, Martin R. Benante, Chairman and Chief Executive Officer of the registrant waived his single trigger change of control benefit contained in his Change in Control Agreement with the registrant dated July 9, 2001 (the “Agreement”). Accordingly, in the event of a change of control, Mr. Benante may only receive benefits under the Agreement if he terminates his employment with the registrant for “good reason” defined as a material reduction in the nature or scope of his duties, responsibilities, authority, or position, or if the registrant terminates Mr. Benante’s employment without “cause” as such term is defined within the Agreement. Prior to this waiver, the Agreement provided that Mr. Benante could voluntarily terminate his employment with the registrant for any reason after a change of control and did not require the material reduction in the nature or scope of Mr. Benante’s duties, responsibilities, authority, or position, which is generally referred to as a “single trigger” or “modified single trigger” change of control benefit.

          The Company has not included a “single trigger” or “modified single trigger” change of control provision in any other Change in Control agreements since the Agreement with Mr. Benante. A copy of the Letter Agreement between Company and Mr. Benante is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

          On March 20, 2012, the registrant’s Board of Directors approved an amendment to the By-Laws of the Company, effective immediately, to delete Article XII, a forum selection provision, naming the Chancery Court of Delaware as the sole and exclusive forum for adjudicating certain disputes with the Company.

          A copy of the Amended By-Laws of the Company is attached hereto as Exhibit 3.1 and incorporated herein by reference. The foregoing description of the amendment to the By-Laws is qualified in its entirety by reference to the full text of the By-Laws.

ITEM 8.01 OTHER EVENTS

          As announced through a press release on October 12, 2011, the registrant and various members of its Executive Compensation Committee and management have been in contact with significant shareholders and their shareholder advisory groups to discuss their specific concerns and seek input on the registrant’s executive compensation program. Based on those discussions, the Executive Compensation Committee, which consists solely of independent directors, and management, adopted significant changes to the registrant’s compensation programs and practices, as follows:

•	Target pay at 50th percentile (P50) for appropriately sized market data and our selected peer group
•	CEO’s annual and long-term incentive targets moved to market P50 immediately
•	Other executives’ annual and long-term incentive targets moved downward toward market P50 for 2012 and fully at P50 within 2 to 3 years
•	Current salaries will not increase for two years if they exceed 60th percentile of market data for comparable-sized companies
•	Relative total stockholder return comprised 30% of long-term incentive grant made in November 2011
•	Will use relative peer performance in setting specific performance goals for annual and long-term incentive plans
•	For the 2012 annual incentive compensation award, reduced qualitative individual goal weight to 20% from 40% and shifted cash flow objective to quantitative Company performance objective
•	Weighted 80% quantitative company performance (adjusted operating income and cash flow for 2012) and 20% qualitative individual performance
•	Eliminated stock options for the 2011 November long-term incentive compensation award to reduce burn rate
•	For executive officers, the November 2011 grant date long-term incentive mix was: restricted stock units (30%), performance shares (30%), and long-term cash based performance units (40%)
•	Restricted stock units will continue to have a minimum three year cliff vesting period
•	Elimination of stock options and lower long-term executive incentive targets will reduce the registrant’s burn rate
•	On a pro-forma basis, these actions will reduce our burn rate to below 2% for the near term future
•	Going forward, the registrant is committed to maintaining a burn rate within an industry acceptable range
•	CEO voluntarily forfeited his single trigger “walk away right” effective immediately with respect to his Change-in-Control agreement

          The registrant is continuing to address the input received from its shareholders and will provide additional discussion on the changes highlighted above and other revisions to its compensation programs and practices in its Proxy Statement for the upcoming annual meeting of shareholders. The registrant wishes to thank our shareholders for their time and thoughtful input. A copy of the Press Release and the Shareholder Presentation are attached hereto as Exhibits 99.1 and 99.2.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

3.1	Amended By-Laws of the Curtiss-Wright Corporation

10.1	Letter Agreement between Mr. Martin R. Benante and Curtiss-Wright Corporation, dated March 20, 2012

99.1	Press Release dated October 12, 2011

99.2	Presentation shown during shareholder webcast on October 14, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CURTISS WRIGHT CORPORATION

	By:	/s/ Glenn E. Tynan
Glenn E. Tynan
Vice-President and
Chief Financial Officer

Date: March 21, 2012

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended By-Laws of the Curtiss-Wright Corporation

10.1	Letter Agreement between Mr. Martin R. Benante and Curtiss-Wright Corporation, dated March 20, 2012

99.1	Press Release dated October 12, 2011

99.2	Presentation shown during shareholder webcast on October 14, 2011